Exhibit 99.1

Palantir Expects 40% Revenue Growth in FY 2021; Q3 US Commercial Revenue up 103% Y/Y

11/9/2021

DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the third quarter ended September 30, 2021.

Q3 2021 Highlights

•	Total revenue grew 36% year-over-year to $392 million

•	Added 34 net new customers in Q3

•	Commercial customer count grew 46% quarter-over-quarter

•	US commercial revenue grew 103% year-over-year

•	Cash flow from operations of $101 million, representing a 26% margin

•	Adjusted free cash flow of $119 million, representing a 30% margin

•	Closed 54 deals of $1 million or more, of which:

•	33 deals are $5 million or more

•	18 deals are $10 million or more

•	Total remaining deal value grew 50% year-over-year to $3.6 billion

•	GAAP net loss per share, diluted of $(0.05)

•	Adjusted earnings per share, diluted of $0.04

Q1-Q3 2021 Highlights

•	Total revenue grew 44% year-over-year to $1.1 billion

•	Commercial customer count increased 135% since December 31, 2020

•	Cash flow from operations of $240 million, representing a 22% margin

•	Adjusted free cash flow of $320 million, representing a 29% margin

Q3 2021 Financial Summary

(Amounts in thousands, except percentages and per share amounts)	Third Quarter 2021
	Amount
Revenue	$392,146
Year-over-year growth	36%

	Amount	Margin
Loss from Operations	$(91,941)	(23)%
Adjusted Income from Operations	$116,109	30%
Cash Flow from Operations	$100,793	26%
Adjusted Free Cash Flow	$119,133	30%
Net Loss	$(102,137)
Adjusted Net Income	$82,079
Adjusted EBITDA	$119,167	30%
GAAP Net Loss Per Share, Diluted	$(0.05)
Adjusted Earnings Per Share, Diluted	$0.04

Outlook

For Q4 2021, we expect:

•	$418 million in revenue.

•	Adjusted operating margin of 22%.

For full year 2021:

•	We expect revenue growth of 40% to $1.527 billion.

•	We are raising our outlook for adjusted free cash flow to in excess of $400 million, up from in excess of $300 million.

Per long-term guidance policy, as provided by our Chief Executive Officer, Alex Karp, we continue to expect:

•	Annual revenue growth of 30% or greater for 2021 through 2025.

Earnings Webcast

A public webcast will be held at 6:00 a.m. MT / 8:00 a.m. ET today to discuss the results for our third quarter ended September 30, 2021 and financial outlook. The live public call can be accessed by registering online at https://event.on24.com/wcc/r/3476221/F870D4859769E9BAC474D27B75BB8898. A replay of the webcast will be available at https://investors.palantir.com following the event.

A slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures will be available through Palantir’s Investor Relations website at https://investors.palantir.com.

Forward-Looking Statements

This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our sales force, partnerships, and customers), market trends and market size, opportunities (including growth opportunities), our expectations regarding our recent and potential investments in, and commercial contracts with, various entities, including special purpose acquisition companies and other privately-held or publicly-traded companies, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and other filings and reports that we may file from time to time with the SEC, including our quarterly report on Form 10-Q for the quarter ended September 30, 2021. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully grow our direct sales force and to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to customer or third-party data.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

Additional Definitions

For the purpose of this press release, the value of deals closed reflects the total contract value of contracts that have been entered into with, or awarded by, our government and commercial customers. Total remaining deal value is the total remaining value of contracts that have been entered into with, or awarded by, our government and commercial customers.

The value of deals closed and total remaining deal value include existing contractual obligations and presume the exercise of all contract options available to our customers and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures adjusted income from operations which excludes stock-based compensation, related employer payroll taxes, and non-recurring expenses primarily related the direct listing of our Class A common stock (“Direct Listing”) on the New York Stock Exchange during the quarter ended September 30, 2020; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income; and adjusted earnings per share (“EPS”), diluted.

We believe these non-GAAP financial measures help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude expenses primarily related to the Direct Listing during the third quarter 2020, as they are one-time non-recurring charges. Additionally, we exclude employer payroll taxes related to stock-based compensation, as it is difficult to predict and outside of Palantir’s control. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations, as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as stock-based compensation, and related employer payroll taxes, the effect of which may be significant.

Available Information

Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.

About Palantir Technologies Inc.

Palantir Technologies Inc. builds and deploys operating systems for the modern enterprise. Additional information is available at https://www.palantir.com.

Who dares, wins.

Contact

Investor Relations

Rodney Nelson

investors@palantir.com

Media

Lisa Gordon

media@palantir.com

Palantir Technologies Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$392,146	$289,366	$1,109,022	$770,582
Cost of revenue (1)	86,804	149,340	251,841	282,044

Gross profit	305,342	140,026	857,181	488,538
Operating expenses:
Sales and marketing (1)	153,443	334,911	451,919	536,082
Research and development (1)	94,316	313,915	303,311	466,530
General and administrative (1)	149,524	338,977	454,054	503,033

Total operating expenses	397,283	987,803	1,209,284	1,505,645

Loss from operations	(91,941)	(847,777)	(352,103)	(1,017,107)
Interest income	379	494	1,127	4,312
Interest expense	(609)	(2,085)	(3,039)	(12,325)
Change in fair value of warrants	—	(9,201)	—	811
Other income (expense), net	(8,528)	(3,293)	(11,297)	1,218

Loss before provision (benefit) for income taxes	(100,699)	(861,862)	(365,312)	(1,023,091)
Provision (benefit) for income taxes	1,438	(8,543)	(1,121)	(5,043)

Net loss	$(102,137)	$(853,319)	$(364,191)	$(1,018,048)

Net loss per share attributable to common stockholders, basic	$(0.05)	$(0.94)	$(0.19)	$(1.43)

Net loss per share attributable to common stockholders, diluted	$(0.05)	$(0.94)	$(0.19)	$(1.43)

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, basic	1,964,395	905,462	1,893,911	713,879

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, diluted	1,964,395	905,462	1,893,911	716,027

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$14,860	$94,385	$54,866	$120,285
Sales and marketing	57,124	263,958	186,418	322,353
Research and development	34,472	256,769	122,976	309,698
General and administrative	78,379	231,847	247,048	276,578

Total stock-based compensation expense (i)	$184,835	$846,959	$611,308	$1,028,914

(i)

On September 30, 2020, in connection with the Direct Listing, we incurred $769.5 million and $8.4 million of stock-based compensation using the accelerated attribution method related to the satisfaction of the performance-based vesting condition for restricted stock units and growth units, respectively, that had satisfied the service-based vesting condition as of such date.

Palantir Technologies Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$2,335,068	$2,011,323
Restricted cash	41,316	37,285
Accounts receivable	174,405	156,932
Marketable securities	148,077	—
Prepaid expenses and other current assets	112,624	51,889

Total current assets	2,811,490	2,257,429
Property and equipment, net	28,778	29,541
Restricted cash, noncurrent	46,791	79,538
Operating lease right-of-use assets	220,846	217,075
Other assets	116,422	106,921

Total assets	$3,224,327	$2,690,504

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,654	$16,358
Accrued liabilities	179,467	158,546
Deferred revenue	208,100	189,520
Customer deposits	232,707	210,320
Operating lease liabilities	43,581	29,079

Total current liabilities	681,509	603,823
Deferred revenue, noncurrent	26,723	50,525
Customer deposits, noncurrent	42,734	81,513
Debt, noncurrent, net	—	197,977
Operating lease liabilities, noncurrent	219,646	229,800
Other noncurrent liabilities	5,659	4,316

Total liabilities	976,271	1,167,954
Stockholders’ equity:
Common stock	1,991	1,792
Additional paid-in capital	7,577,305	6,488,857
Accumulated other comprehensive loss	(1,695)	(2,745)
Accumulated deficit	(5,329,545)	(4,965,354)

Total stockholders’ equity	2,248,056	1,522,550

Total liabilities and stockholders’ equity	$3,224,327	$2,690,504

Palantir Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(364,191)	$(1,018,048)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,057	10,308
Stock-based compensation	611,308	1,028,914
Non-cash operating lease expense	23,417	28,815
Unrealized loss from marketable securities	7,238	—
Other operating activities	3,076	3,621
Changes in operating assets and liabilities:
Accounts receivable	(15,412)	(112,723)
Prepaid expenses and other current assets	(7,872)	(11,598)
Other assets	(8,155)	(20,944)
Accounts payable	1,158	(29,372)
Accrued liabilities	20,360	42,138
Deferred revenue, current and noncurrent	(3,781)	(30,937)
Customer deposits, current and noncurrent	(16,227)	(140,162)
Operating lease liabilities, current and noncurrent	(22,786)	(34,725)
Other noncurrent liabilities	1,234	6,393

Net cash provided by (used in) operating activities	240,424	(278,320)
Investing activities
Purchases of property and equipment	(6,783)	(7,475)
Purchases of marketable securities	(155,315)	—
Purchases of alternative investments	(50,941)	—
Other investing activities	(3,000)	(2,500)

Net cash used in investing activities	(216,039)	(9,975)
Financing activities
Proceeds from the issuance of common stock, net of issuance costs	—	942,529
Proceeds from issuance of debt, net of issuance costs	—	199,369
Principal payments on borrowings	(200,000)	(400,000)
Proceeds from the exercise of common stock options	474,683	79,473
Repurchase of common stock	—	(3,777)
Other financing activities	(401)	(250)

Net cash provided by financing activities	274,282	817,344
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(3,638)	(678)

Net increase in cash, cash equivalents, and restricted cash	295,029	528,371
Cash, cash equivalents, and restricted cash - beginning of period	2,128,146	1,401,962

Cash, cash equivalents, and restricted cash - end of period	$2,423,175	$1,930,333

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Non-GAAP Reconciliations

Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Loss from operations	$(91,941)	$(847,777)	$(352,103)	$ (1,017,107)
Add: stock-based compensation	184,835	846,959	611,308	1,028,914
Add: employer payroll taxes related to stock-based compensation	23,215	20,172	90,214	20,172
Add: non-recurring Direct Listing charges	—	53,737	—	53,737

Adjusted income from operations	$116,109	$73,091	$349,419	$ 85,716

Adjusted operating margin	30%	25%	32%	11%

Adjusted Free Cash Flow (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$100,793	$(51,990)	$240,424	$ (278,320)
Less: purchases of property and equipment	(5,377)	(1,780)	(6,782)	(7,725)
Add: cash paid for employer payroll taxes related to stock-based compensation	23,717	1,192	86,289	1,192

Adjusted free cash flow	$119,133	$(52,578)	$319,931	$ (284,853)

Adjusted free cash flow margin	30%	(18)%	29%	(37)%

Adjusted EBITDA (in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Loss	$(102,137)	$(853,319)	$(364,191)	$ (1,018,048)
Less: interest income	(379)	(494)	(1,127)	(4,312)
Add: interest expense	609	2,085	3,039	12,325
Less: change in fair value of warrants	—	9,201	—	(811)
Add: other (income) expense, net	8,528	3,293	11,297	(1,218)
Add: provision (benefit) for income taxes	1,438	(8,543)	(1,121)	(5,043)
Add: depreciation and amortization	3,058	2,515	11,057	10,308
Add: stock-based compensation	184,835	846,959	611,308	1,028,914
Add: employer payroll taxes related to stock-based compensation	23,215	20,172	90,214	20,172
Add: non-recurring Direct Listing charges	—	53,737	—	53,737

Adjusted EBITDA	$119,167	$75,606	$360,476	$ 96,024

Adjusted EBITDA margin	30%	26%	33%	12%

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Adjusted Earnings per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(102,137)	$(853,319)	$(364,191)	$(1,018,048)
Less: change in fair value attributable to participating securities	—	—	—	(5,483)

Net loss attributable to common stockholders, diluted	(102,137)	(853,319)	(364,191)	(1,023,531)
Add: stock-based compensation	184,835	846,959	611,308	1,028,914
Add: employer payroll taxes related to stock-based compensation	23,215	20,172	90,214	20,172
Add: non-recurring Direct Listing charges	—	53,737	—	53,737
Less: income tax effect related to adjustments (1)	(23,834)	(13,040)	(74,647)	(17,621)

Adjusted net income attributable to common stockholders, diluted	$82,079	$54,509	$262,684	$61,671

Weighted-average shares used in computing GAAP net loss per share, diluted	1,964,395	905,462	1,893,911	716,027

Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,341,270	1,224,898	2,329,889	1,047,079

Adjusted earnings per share, diluted	$0.04	$0.04	$0.11	$0.06

(1)	Income tax effect is based on long-term estimated annual effective tax rates of 22.2% and 22.1% for the periods ended 2021 and 2020, respectively.
(2)

Includes an additional 376.9 million and 436.0 million dilutive securities for the three and nine months ended September 30, 2021, respectively, and an additional 319.4 million and 331.1 million dilutive securities for the three and nine months ended September 30, 2020, respectively, that are excluded from a GAAP perspective due to the Company’s net loss position.